SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

     Filed by the Registrant                      [ X ]

     Filed by a Party other than the Registrant   [   ]

     Check the appropriate box:

     [   ]     Preliminary Proxy Statement

     [   ]     Confidential, for Use of the Commission Only (as
               permitted by Rule 14a-6(e)(2))

     [ X ]     Definitive Proxy Statement

     [   ]     Definitive Additional Materials

     [   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                              DATARAM CORPORATION

              (Name of Registrant as Specified In Its Charter)

                                   --


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                             DATARAM CORPORATION
                           A New Jersey Corporation

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 to be held on September 14, 2004 at 2:00 P.M.

TO THE SHAREHOLDERS OF DATARAM CORPORATION:

      The Annual Meeting of the Shareholders of DATARAM CORPORATION (the "Company") will be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey, on Tuesday, September 14, 2004 at 2:00 p.m., for the following purposes:

     (1) To elect five (5) directors of the Company to serve until the next succeeding Annual Meeting of Shareholders and until their successors have been elected and have been qualified.

     (2) To ratify the selection of KPMG LLP as the independent certified public accountants of the Company for the fiscal year ending April 30, 2005

     (3) To transact such other business as may properly come before the meeting or any adjournments.

     Only shareholders of record at the close of business on the 30th day of July 2004 are entitled to notice of and to vote at this meeting.

                              By order of the Board of Directors

                                                Thomas J. Bitar,
                                                       Secretary

August 6, 2004

The Company's 2004 Annual Report is enclosed.

  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY
       IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.




                                       [LOGO]




                                DATARAM CORPORATION


                                  PROXY STATEMENT
                          ANNUAL MEETING OF SHAREHOLDERS
                                 SEPTEMBER 14, 2004


     This Proxy Statement is furnished by DATARAM CORPORATION (the "Company"), which has a mailing address for its principal executive offices at P.O. Box 7528, Princeton, New Jersey 08543-7528, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey on Tuesday, September 14, 2004 at 2:00 p.m. The close of business on July 30, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. This Proxy Statement was mailed to shareholders on or about August 6, 2004.

                                   VOTING RIGHTS

     On July 30, 2004 there were outstanding and entitled to vote 8,588,213 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Holders of the Common Stock are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date. Shareholders may revoke executed proxies at any time before they are voted by filing a written notice of revocation with the Secretary of the Company. Where a choice has been specified by the holder on the proxy, the shares will be voted as directed. Where no choice has been specified, the shares will be voted for the nominees described below and for the ratification of accountants.

     Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of shares voting is required for approval. Abstentions and proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter.


                         EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information concerning each of the Company's executive officers:

Name                    Age     Positions with the Company
____                    ___     __________________________

Robert V. Tarantino      61     Chairman of the Board of Directors, President
                                and Chief Executive Officer

Lars Marcher             42     Executive Vice President and Chief Operating
                                Officer

Jeffrey H. Duncan        54     Vice President - Manufacturing
                                and Engineering

Mark E. Maddocks         52     Vice President - Finance and
                                Chief Financial Officer

Hugh F. Tucker           51     Vice President - Sales

Mark R. Bresky           56     Vice President - Information
                                Technology

Anthony M. Lougee        43     Controller

     Robert V. Tarantino has been employed by the Company since 1970. He has served as President and Chief Executive Officer since 1986. In 1998, he was elected Chairman of the Board of Directors.

     Lars Marcher has been employed by the Company as Vice President since 2001. Prior to that, he was President of Dataram International which was formed when the Company acquired certain assets of Memory Card Technology A/S. Prior to the acquisition and since 1998, Mr. Marcher served as Vice President-Sales and Marketing of Memory Card Technology A/S and assumed the duties of its Chief Executive Officer in 2000. Prior to that Mr. Marcher was employed as Director of Marketing for Apple Computer, Australia.

     Jeffrey H. Duncan has been employed by the Company since 1974. In 1990, he became Vice President-Engineering. Since 1995, he served as Vice President-Manufacturing and Engineering.

     Mark E. Maddocks has been employed by the Company since 1978. In 1986 he became Controller. Since 1996 he has served as Vice President-Finance and Chief Financial Officer.

     Hugh F. Tucker has been employed by the Company since 1983, initially as Western Regional Sales Manager. In 1995 he became Director of Sales and Marketing. Since 1996 he has served as Vice President-Sales.

     Mark R. Bresky has been employed by the Company since 1992, initially as Manager of Information Technology. In 1995 he became Director of Information Technology. Since June of 2000 he has served as Vice President-Information Technology.

     Anthony M. Lougee has been employed by the Company since 1991, initially as Accounting Manager. In 2002 he was named an executive officer and currently serves as Controller, a position he has held since 1999.

                               ELECTION OF DIRECTORS

     Five (5) directors will be elected at the Annual Meeting of Shareholders by the vote of a plurality of the shares of Common Stock represented at such meeting. Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the five (5) persons named under the heading "Nominees for Directors." Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

                               NOMINEES FOR DIRECTORS

     The term of office for each director will expire at the next Annual Meeting of Shareholders and when the director's successor shall have been elected and duly qualified. Each nominee is a member of the present Board of Directors and has been elected by shareholders at prior meetings.

          Name of Nominee               Age
          _______________               ___

          Robert V. Tarantino           61

          Richard Holzman               70

          Thomas A. Majewski            52

          Bernard L. Riley              74

          Roger C. Cady                 66

     Mr. Tarantino is an executive officer of the Company. Mr. Tarantino has been a Director since 1981 and Chairman of the Board of Directors since 1998.

     Richard Holzman has been retired since August of 1995. From January of 1994 until August of 1995, he had been Vice-President of Optika Imaging Systems. Prior to that, he had served as President of Teamworks Technologies, Inc., a software development company. Mr. Holzman has been a Director since 1978.

     Thomas A. Majewski has been a principal in Walden, Inc., a computer consulting and technologies venture capital firm, since 1990. Prior to 1990, he had been Chief Financial Officer of Custom Living Homes & Communities, Inc., a developer of residential housing. Mr. Majewski has been a Director since 1990.

     Bernard L. Riley retired as Executive Vice President and Chief Financial Officer of the Company in 1995. He had been employed by the Company since 1992. His business career included thirty years with International Paper with senior responsibilities in both finance and general management before taking early retirement in 1985. At that time, he was Vice President - Logistics. Thereafter, he served for four years as Vice President, Finance and as a director of Emcore Corporation, a semiconductor equipment manufacturer. During the two years immediately prior to joining Dataram, he was a management consultant. Mr. Riley has been a Director since 1995.

     Roger C. Cady is a founder and principal of Arcadia Associates, a strategic consulting and mergers and acquisitions advisory firm. He was employed as Vice President of Business Development for Dynatech Corporation, a diversified communications equipment manufacturer, from 1993 to 1996. Before joining Dynatech he was a strategic management consultant for eight years. His business career has included 16 years in various engineering, marketing and management responsibilities as a Vice President of Digital Equipment Corporation, and President of two early stage startup companies. Mr. Cady has been a Director since 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by certain owners known by the Company to beneficially own in excess of 5% of the Common Stock, each director of the Company, each named executive officer and eleven directors and executive officers collectively, as of July 31, 2004. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power. No other person or group is known to beneficially own in excess of five percent (5%) of the Common Stock.

       Name of                Amount and             Percent
       Beneficial             Nature of                of
       Owner                  Beneficial Ownership   Class(1)
       ___________________    ____________________   ________

       Robert V. Tarantino     1,051,033 (2)            11.8%

       Richard Holzman            44,380 (3)              *

       Thomas A. Majewski         73,250 (3)              *

       Bernard L. Riley           34,000 (3)              *

       Roger C. Cady              88,700 (3)             1.0%

       Lars Marcher               70,250 (4)              *

       Jeffrey H. Duncan         238,874 (5)             2.7%

       Mark E. Maddocks          175,948 (6)             2.0%

       Hugh F. Tucker            179,405 (7)             2.1%

       Directors and           2,003,649 (8)            21.1%
       executive officers
       as a group (11 persons)

       Fidelity Low Priced       853,800 (9)            9.9%
       Stock Fund

________________

(1) On July 30, 2004, 8,588,213 shares were outstanding.

(2) Of this amount, 17,100 shares are held by Mr. Tarantino's wife and 324,800 shares may be acquired by the exercise of options held. Mr. Tarantino's address is 186 Princeton Road (Route 571), West Windsor, New Jersey 08550.

(3) Of this amount, 24,000 shares may be acquired by the exercise of options held.

(4) Of this amount, 70,250 shares may be acquired by the exercise of options held.

(5) Of this amount, 235,250 shares may be acquired by the exercise of options held.

(6) Of this amount, 6,000 shares are held by Mr. Maddocks' wife and 68,150 shares may be acquired by the exercise of options held.

(7) Of this amount, 64,250 shares may be acquired by the exercise of options held.

(8) Of this amount, 794,050 shares may be acquired by the exercise of options held by executive officers, and 96,000 shares may be acquired by exercise of options held by outside directors.

(9) As reported in a Schedule 13G filed January 10, 2002, this fund is advised by Fidelity Management and Research Corp. which is controlled by FMR Corp. whose principal shareholders are Edward R. Johnson, 3rd and Abagail P. Johnson, all of whom have been deemed to have the sole power to dispose of the Fund's shares. Each has an address at 82 Devonshire Street, Boston MA 02109.

*    Less than 1%.

                                EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid for the fiscal years ended April
30, 2002, 2003 and 2004 to the Company's Chief Executive Officer and the next four most highly compensated executive officers.

                              Summary Compensation Table

                                       Annual Compensation        Long Term Compensation
                                   ___________________________    ______________________

                                                        Other
Name and                                                Annual     Stock      Other
Principal                   Fiscal                      Compen-    Options    Compen-
Position                    Year     Salary     Bonus   sation     Awarded    sation(1)
___________                 _____   _______    ______   ______     _______    _________
Robert V. Tarantino         2004    307,800         0     --        12,000     12,231
Chairman of the Board,      2003    307,800         0     --        12,800     11,000
President and Chief         2002    307,800         0     --        12,800     17,800
Executive Officer

Lars Marcher                2004    239,800         0     --         8,200      7,094
Executive Vice President    2003    227,400         0     --         8,200      4,419
and Chief Operating Officer 2002    211,000         0     --         8,200          0

Jeffrey H. Duncan           2004    186,888         0     --         8,200     10,952
Vice President - Manu-      2003    186,888         0     --         8,200     10,539
facturing and Engineering   2002    186,888         0     --         8,200     10,745

Mark E. Maddocks            2004    189,176         0     --         8,200     11,092
Vice President - Finance,   2003    189,176         0     --         8,200     10,883
Chief Financial Officer     2002    189,176         0     --        10,000     10,883

Hugh F. Tucker              2004    204,360         0     --         8,200     12,040
Vice President - Sales      2003    204,360         0     --         8,200     11,624
                            2002    204,360         0     --         8,200     11,794
___________________
(1)  Payments by the Company to a plan trustee under the Company's Savings and Investment
Retirement Plan, a 401-K plan. The Company does not have a pension plan.

                           Option Grants in the Last Fiscal Year

                                         Exercise  Expiration
Name                  Number      %(1)     Price      Date     5%($)(2)    10%($)(2)
____                  ______      ____    _______  __________  ________    _________
Robert V. Tarantino   12,000       9.2     4.09      9/17/13    30,866      78,221

Lars Marcher           8,200       6.3     4.09      9/17/13    21,092      53,451

Jeffrey H. Duncan      8,200       6.3     4.09      9/17/13    21,092      53,451

Mark E. Maddocks       8,200       6.3     4.09      9/17/13    21,092      53,451

Hugh F. Tucker         8,200       6.3     4.09      9/17/13    21,092      53,451
___________________
(1) Percent of total granted to employees
(2) Potential realized value at assumed annual rates of stock price appreciation for option term.

     The following table provides information concerning stock option exercises by named executive officers during the fiscal year ended
April 30, 2004 and the number and value of the named executive officers' unexercised options at fiscal year end:



                      Option Exercises and Values at April 30, 2004

                                                                             Value of
                                                                            Unexercised
                                                          Number of        In-the-Money
                                                         Options at         Options at
                                                        April 30, 2004    April 30, 2004
                                                        ______________     ______________

                        Shares acquired   Value         Exercisable/       Exercisable/
        Name              on exercise     Received ($)  Unexercisable     Unexercisable ($)
        ____              ___________     _________     _____________     _________________

Robert V. Tarantino         --                --            309,600         1,238,762
                                                             28,000            71,256

Lars Marcher                --                --             66,150             8,016
                                                             58,450            47,089

Jeffrey H. Duncan           --                --            231,150           965,203
                                                             18,450            47,089

Mark E. Maddocks            --                --             64,050           262,003
                                                             19,350            47,089

Hugh F. Tucker              --                --             60,150           255,741
                                                             18,450            47,089

                  Equity Compensation Plan Information at April 30, 2004

Plan Category           Number of Securities     Weighted-average     Number of securities
                        to be issued upon        exercise price of    remaining available
                        exercise of              outstanding options, for future issuance
                        outstanding options      warrants and rights  under equity compen-
                                                                      sation plans (exclud-
                                                                      ing securities re-
                                                                      flected in column (a))
                        (a)                      (b)                  (c)
______________________  _______________________  ____________________  _____________________

Equity compensation
plans approved by
security holders              1,486,200              4.508                 1,394,950

Equity compensation
plans not approved              100,000 (1)          9.875                         0
by security holders

Total                         1,586,200              4.846                 1,394,950

(1) Options granted to an employee of the Company as an inducement to enter into an
Employment Agreement with the Company as part of the MCT asset acquisition.

                                             - 6 -



                           PERFORMANCE GRAPH

          COMPARISON OF THE FIVE-YEAR CUMULATIVE TOTAL RETURN*
      AMONG DATARAM CORPORATION, THE S&P 500 INDEX AND A PEER GROUP



[The chart is a three-line graph of dollars versus dates having the following data points:

                         4/99   4/00   4/01   4/02   4/03   4/04
                         ____   ____   ____   ____   ____   ____

        Dataram          100    421    189    148     51    140

        Peer Group**     100     71     67     69     68     71

        S&P 500          100    110     96     84     73     89]



*$100 invested on 4/30/99 in stock or index including reinvestment of dividends. Fiscal year ending April 30.

**Standard Industrial Code Peer Group includes the following companies:
Ciprico, Inc.; Dot Hill Systems Corp; Dataram Corp.; Drexler Technology Corp.; Exabyte Corp.; Iomega Corp.; Komag Inc.; M Sys Flash Disk Pioneers Ltd.; MTI Technology Corp.; Network Engines, Inc.; Overland Data, Inc.; Procom Technology, Inc.; Simpletech, Inc.; Storage Computer Corp.; and Western Digital Corp.

                                    - 7 -



EMPLOYMENT AGREEMENTS. Robert V. Tarantino entered into an Employment Agreement with the Company as of May 1, 1997. This agreement continues on a year to year basis until terminated by one of the parties. It provides for a current base compensation of $300,000 subject to annual review by the Board of Directors. In addition Mr. Tarantino will receive a bonus based upon a formula which shall be reviewed and approved annually by the Board of Directors (See "Report of the Compensation and Stock Option Committee of the Board of Directors on Executive Compensation-Bonuses"). The Employment Agreement may be terminated by the Company for cause and expires upon the death, or six months after the onset of the disability, of the executive. In the event of termination within a year of a change of control, Mr. Tarantino is entitled to damages for the breach of the Employment Agreement or, if greater, one year's base salary at the current rate plus one year's bonus determined by averaging the bonus paid in each of the three preceding years. The Employment Agreement contains terms concerning confidentiality, assignment and disclosure of inventions and post-employment restrictions on competition.

Lars Marcher accepted an offer of employment of the Company on January 15, 2002. The Company offered Mr. Marcher a base salary of 232,000 a year and agreed to annual review of that base salary. Mr. Marcher is entitled to participate in the Company's bonus plan for executives and is entitled to an automobile allowance. If terminated by the Company, Mr. Marcher is entitled to eighteen months salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Securities and Exchange Commission rules regarding disclosure of executive compensation require proxy statement disclosure of specified information regarding certain relationships of members of the Company's Board of Directors with the Company or certain other entities. None of the members of the Corporation's Board of Directors has a relationship requiring such disclosure.


         REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
          OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's compensation policies applicable to its executive officers are administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. All members of the Committee are independent directors. These policies are designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of its stockholders. The three primary components of executive compensation are base salaries, bonuses and stock option grants. The Committee determines the base salary, bonus amount and stock option grants for the President and Chief Executive Officer. The Committee reviews and gives final approval to the President and Chief Executive Officer's recommendations for base salaries, bonus and stock option grants for all other executives.

Base Salary

     The Committee considered the financial performance of the Company, reviewed a survey of executive salaries for computer and computer products companies and determined the base salary for the President and Chief Executive Officer, Robert V. Tarantino. Base salaries for other executive officers for the fiscal year ended April 30, 2004 were determined by the President and Chief Executive Officer.

Bonuses

          Annually, the Committee reviews and gives final approval for a bonus plan for the President and Chief Executive Officer and for other executive officers. This bonus plan is typically based on a distribution of a percentage of pre-tax operating profits based on meeting or exceeding stated objectives. For fiscal 2004, no bonuses were distributed.

Stock Option Plan

     The value to each executive officer of stock option grants is tied directly to stock price performance. The Committee grants options under the stockholder approved option plan at an exercise price equal to the market price of the Common Stock at the date of grant. Typically, options that are granted to employees have deferred vesting over five years, but expire after ten years from the date of grant (provided, of course, the employee continues in the employment of the Company). If at an option's expiration date there has been no appreciation in the market price for the Company's Common Stock, the option will not then have any value.

                                    - 8 -


     Grants are made to executive officers based on salary, responsibility and performance of the individual officer. The Committee believes that options are important to better align the financial interests of executive officers with those of shareholders in general. Each option granted was a ten-year option with a deferred vesting provision of four to five years.

                 Compensation and Stock Option Committee

                 Richard Holzman
                 Thomas A. Majewski
                 Roger C. Cady
                 Bernard L. Riley

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY AGENTS NAMED THEREON INTEND SO TO VOTE.

                   RATIFICATION OF THE SELECTION OF
               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected KPMG LLP as the independent certified public accountants to the Company for the fiscal year ending April 30, 2005. The holders of Common Stock are asked to ratify this selection. KPMG LLP has served the Company in this capacity since the Company's incorporation. If the shareholders fail to ratify this selection of KPMG LLP, the Audit Committee will reconsider its action in light of the shareholder vote.

     The Company has been advised by KPMG LLP that representatives of that firm are expected to be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from shareholders.

                  PRINCIPAL ACCOUNTANTS FEES AND SERVICES

     The following table sets forth the aggregate fees billed to the Company for the last two fiscal years by the Company's independent accounting firm, KPMG LLP for professional services:

                                               2004          2003

   Audit fees                              $ 102,500     $ 121,000

   Audit related fees (1)                     12,000        11,000

   Tax fees(2)                                18,600        18,000

   All other fees                                  0        23,000

   Total fees                              $ 133,100     $ 173,000

(1)	Consists of the audit of the financial statements of the Company's employee benefit plan.
(2)	Consists principally of fees for tax consultation and tax compliance services.

All non-audit fees of auditor must be pre-approved by the Audit Committee of the Board of Directors unless the amount is less than 5% of the amount of revenues to the auditor in the previous fiscal year or was not regarded as a non-audit fee at the time it was contracted for. In either event, the fee must be submitted to the Audit Committee for its approval before the completion of the audit. In the previous fiscal year, all Audit Related Fees, all Tax Fees and all Other Fees were pre-approved by the Audit Committee pursuant to this policy.
                                         -9-



                     REPORT OF THE AUDIT COMMITTEE

     Pre-approval by the Audit Committee of all non-audit services performed by the Company's independent accountants is now required by law. Where urgent action is required, the Chairman of the Committee may give this approval subject to confirmation of this decision by the full Committee at its next meeting.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended April 30, 2004, with management and the Company's independent public accountants, KPMG LLP.

     The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Certification of Statements on Auditing Standards, AU 380).

     The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with KPMG LLP that firm's independence from the Company.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2004 for filing with the Securities and Exchange Commission.


                              Audit Committee

                          Thomas A. Majewski, Chairman
                          Richard Holzman
                          Bernard L. Riley
                          Roger C. Cady

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.


                                OTHER MATTERS

     Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

           PROPOSALS OF SECURITY HOLDERS AT 2005 ANNUAL MEETING

     Any shareholder wishing to present a proposal which is intended to be presented at the 2005 Annual Meeting of Shareholders should submit such proposal to the Company at its principal executive offices no later than April 11, 2005. It is suggested that any proposals be sent by certified mail, return receipt requested.


                             BOARD OF DIRECTORS

     The Board of Directors of the Company met five times during the last fiscal year. Shareholders wishing to communicate with the Directors should write to the President at the Company's mailing address and specifically request that a copy of the letter be distributed to each Board member. It is the policy of the Board that all members will attend the Annual Meeting of Shareholders and all members of the Board attended last year's meeting.

     The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, whose members are Richard Holzman, Thomas A. Majewski, Bernard L. Riley and Roger C. Cady. This Committee met four times during the last fiscal year.

The Company's Board of Directors has adopted a revised written charter for the Audit Committee which was attached as an exhibit to this Proxy Statement. Each member of the Audit Committee is "independent" within the meaning of the National Association of Securities Dealers Listing Standards ("NASD"). Mr. Riley is considered a "financial expert" within the meaning of that rule and
Item 401(i) of SEC Regulation S-K and is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Proxy Rules. The principal functions of the Audit Committee are evaluation of work of the auditors, review of the accounting principles used in preparing the annual financial statements, review of internal controls and procedures and approving all audit and non-audit services of the auditor. The Charter of the Audit Committee is attached to this proxy statement and is available on the Company's website.

     The Board of Directors has a standing Compensation and Stock Option Committee whose members are Richard Holzman, Thomas A. Majewski, Roger C. Cady and Bernard L. Riley. This Committee met one time during the past fiscal year. The principal functions of the Compensation and Stock Option Committee are to recommend to the Board of Directors the compensation of directors and the Chief Executive Officer and to establish and administer various compensation plans, including stock option plans.

     The Board of Directors has a standing Nominating Committee whose members are Richard Holzman, Thomas A. Majewski, Roger C. Cady and Bernard L. Riley.
This Committee met once during the past fiscal year.     The principal
function of this Committee is the recommendation to the Board of Directors of new members of the Board of Directors. The members of the Nominating Committee are "independent" within the meaning of the NASD Listings Standard. This Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders desiring to make such recommendations should write directly to the Committee at the Company's executive offices at P.O. Box 7528, Princeton, New Jersey 08543-7528.

     Directors who are not employees of the Company receive a quarterly payment of $6,000. During fiscal 2004 Mr. Holzman, Mr. Riley, Mr. Cady and Mr. Majewski each received ten year options to purchase 8,000 shares of the Common Stock of the Company at $4.09, the fair market value of the Common Stock at the date of grant. All of these options are exercisable one year from the date of grant. Mr. Holzman also participates in the Company's health plan.


                          SECTION 16(a) COMPLIANCE

     The Securities and Exchange Commission requires that the Company report to shareholders the compliance of directors, executive officers and 10% beneficial owners with Section 16(a) of the Securities Exchange Act of 1934, as amended. This provision requires that such persons report on a current basis most acquisitions or dispositions of the Company's securities. Based upon information submitted to the Company, all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.


                               MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy, including broker solicitation fees and accountants' and attorneys' fees in connection therewith, will be borne by the Company. The amount is expected to be the amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers. Solicitation of proxies will be made by mail, but regular employees may solicit proxies by telephone or otherwise.

     Please date, sign and return the accompanying proxy at your earliest convenience. No postage is required for mailing in the United States.

     Financial information concerning the Company is set forth in the Company's 2004 Annual Report to Security Holders, which is enclosed.

     By Order of the Board of Directors

                                                         THOMAS J. BITAR,
                                                                Secretary

                      ANNUAL REPORT ON FORM 10-K

     Upon the written request of a shareholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended April 30, 2004, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the Securities and Exchange Commission. The Company will furnish any exhibit to the Annual Report on Form 10-K to any shareholder upon request and upon payment of a fee equal to the Company's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or its exhibits should be addressed to Vice President - Finance, Dataram Corporation, P.O. Box 7528, Princeton, New Jersey 08543-7528.



AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER


I.     PURPOSE

     The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Dataram Corporation and the audit of its financial statements; the Corporation's systems of internal controls regarding finance and accounting; and the Corporation's financial disclosure process. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.


II.     COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere within the meaning of NASD rules, with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at its annual organizational meeting and shall serve until such time as their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III.     MEETINGS

     The Committee shall meet at least once annually, but shall meet as frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet in person or by telephone with the independent accountants and management quarterly to review the Corporation's proposed quarterly financial reports.

IV.     POWERS

     The Committee shall be empowered to retain all or discharge any auditor of the Company. No auditor of the Company shall provide any non-audit services to the Company unless pre-approved by the Audit Committee or in exceptional circumstances pre-approved by the Chairman of the Audit Committee who shall report all such approvals to the Audit Committee at its next meeting. All approvals of non-audit services shall be reported in the Company's annual financial disclosure documents. The Committee may retain legal counsel and hire other independent experts and advisors as the Committee shall determine to be necessary.


V.     COMPLAINTS

     The Company shall post a Notice in a prominent place in the accounting office of the Company which shall advise all employees that they may make a complaint or a comment or a suggestion to the Audit Committee concerning the methods and procedures used by the Company in connection with the Company's accounting, the Company's internal controls or the auditing of the Company's accounts.

     This Notice shall state that such complaints, comments and suggestions can be made by an employee with the request that the identity of the employee be kept confidential, or that the employee can make the complaint, comment or suggestion totally anonymously.

     The Notice shall specifically state that no adverse action will be taken against any employee submitting a complaint, comment or suggestion to the Audit Committee.

     The Notice will identify an e-mail address for a site off of the business premises of the Company and accessible only by the Chairman of the Audit Committee. All e-mails left at that number will be saved, and will be kept offsite in a confidential file maintained by the Chairman of the Audit Committee for at least five years. The Notice will also contain an address where written information can be forwarded to a place offsite convenient for the Chairman of the Audit Committee. Any writings so received will be retained for at least five years.

     The Chairman of the Audit Committee shall, on a regular basis, present to all other members of the Audit Committee all of the e-mails and written materials forwarded to the Chairman unless the Chairman determines that matter is clearly irrelevant. Among the remaining matters, the Chairman shall classify them as either routine or serious. Routine complaints, comments and suggestions shall be discussed at the next regular meeting of the Audit Committee. Serious matters shall be addressed at a meeting of the Audit Committee to be held no less than four weeks from the receipt by the Chairman or sooner if circumstances require.

     If an employee has submitted a complaint, comment or suggestion and has identified himself or herself, the Chairman shall acknowledge receipt of the complaint to a home address of the employee, assure the employee of confidentiality (if confidentiality has been requested, and advise the employee that the full Committee will review the complaint) comment or suggestion. When appropriate, the Chairman will advise the employee of the Committee's disposition of the complaint and any action taken by the Company as a result.

                      DATARAM CORPORATION
         P.O. Box 7528, Princeton, New Jersey  08543-7528


PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Robert V. Tarantino and Thomas J. Bitar, and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Dataram Corporation (the "Company") to be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey, on Tuesday, September 14, 2004 at 2 o'clock in the afternoon and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying proxy statement:
I authorize and instruct my Proxy to:

1. VOTE FOR____ all nominees for the Company's Board of Directors listed below; except that I WITHHOLD AUTHORITY for the following nominees (if any)


      Richard Holzman ____       Robert V. Tarantino ____
      Thomas A. Majewski ____    Bernard L. Riley ____     Roger C. Cady ____

    VOTE WITHHELD____  from all nominees.

2. VOTE FOR____    AGAINST____   ABSTAIN____   ratification of the selection
of KPMG LLP to be the independent auditors of the Company for the fiscal year ending April 30, 2005.


            (Continued, and to be signed, on the other side)



(See other side)


3. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                          President or other authorized officer.
                          If a partnership, please sign in
                          partnership name by authorized person.


                          Signature


                          Signature if held jointly

                          Dated                         2004

                          PLEASE MARK, SIGN, DATE AND RETURN THE
                          PROXY CARD PROMPTLY USING THE ENCLOSED
                          ENVELOPE.